Exhibit 10.3

SECURITY AGREEMENT

Immediately Restricted Wells Fargo Bank, National Association Deposit Account

1.                                      GRANT OF SECURITY INTEREST.  For valuable consideration, the undersigned WILLDAN GROUP, INC. (“Debtor”) pledges and assigns to WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) a security interest in, all of Debtor’s right title and interest in and to Account number 4968099630 at Wells Fargo Bank, National Association (whether held in Debtor’s name or as a Bank collateral account for the benefit of Debtor, any sub-account thereunder or consolidated therewith, and all renewals, replacements or substitutions therefore, including any account resulting from a renumbering or other administrative re-identification thereof (the “Account”), all amounts from time to time on deposit in the Account and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing (collectively, the “Collateral”).

2.                                      OBLIGATIONS SECURED.  The obligations secured hereby are the payment and performance of (a) all present and future obligations of Debtor to Bank under that certain Credit Agreement dated as of January 1, 2012, as may be amended from time to time, entered into by Debtor and Bank, (the “Loan Document”) whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined and whether recovery may be or hereafter become unenforceable; and (b) all present and future obligations of Debtor and rights of Bank under this Agreement and (c) all present and future Indebtedness of Debtor to Bank (collectively, the “Secured Obligations”).  The word “Indebtedness” is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Debtor, or any of them, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Debtor may be liable individually or jointly, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.

3.                                      CONTROL OF THE ACCOUNT.  As of and after the date of this Agreement, Debtor may not make debits to or withdrawals from the Account and Debtor shall have no access to the Account or to funds at any time on deposit in the Account.  Bank shall have the exclusive access to the Account and to funds at any time on deposit in the Account.

4.                                      TERMINATION.  This Agreement will terminate upon the performance in full of all Secured Obligations, including without limitation, the payment of all Indebtedness of Debtor to Bank, and the termination of all commitments of Bank to extend credit to Debtor.

5.                                      OBLIGATIONS OF BANK.  Bank has no obligation to make any loans hereunder.

6.                                      REPRESENTATIONS AND WARRANTIES.  Debtor represents and warrants to Bank that:  (a) Debtor’s legal name is exactly as set forth on the first page of this Agreement; (b) Debtor is the owner and has possession or control of the Collateral; (c) Debtor has the exclusive right to grant a security interest in the Collateral; (d) all Collateral is genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except the lien created hereby or as otherwise agreed to by Bank; (e) all statements contained herein and, where applicable, in the Collateral are true and complete in all material respects; (f) no financing statement covering any of the Collateral, and naming any secured party other than Bank, is on file in any public office; (g) all persons appearing to be obligated on Collateral have authority and capacity to contract and are bound as they appear to be; and (h) all Collateral complies with all applicable laws concerning form, content and manner of preparation and execution.

7.                                      COVENANTS OF DEBTOR.

(a)                                 Debtor agrees in general: (i) to pay the Secured Obligations when due; (ii) to pay all costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of Bank’s in-house counsel), incurred by Bank in the maintenance of the Account, the perfection and preservation of the Collateral or Bank’s interest therein, and/or the realization, enforcement and exercise of Bank’s rights, powers and remedies hereunder; (iii) to permit Bank to exercise its powers; (iv) to execute and deliver such documents as Bank deems necessary to create, perfect and continue the security interests contemplated hereby; (v) not to change its name or the jurisdiction in which it is organized and/or registered without giving Bank prior written notice thereof; (vi) to cooperate with Bank in perfecting all security interests granted herein and in obtaining such agreements from third parties as Bank deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder; and (vii) to indemnify Bank against all losses, claims, demands, liabilities and expenses of every kind caused by or incurred in connection with the Collateral.

(b)                                 Debtor agrees with regard to the Collateral, unless Bank agrees otherwise in writing: (i) not to permit any lien on the Collateral, except in favor of Bank; (ii) not to sell, hypothecate or otherwise dispose of, nor permit the transfer by operation of law of, any of the Collateral or any interest therein, nor withdraw any funds from the Account; (iii) to provide any service and do any other acts which may be necessary to keep the Collateral and the Account free and clear of all defenses, rights of offset and counterclaims; and (iv) in the event Bank elects to receive payments of Collateral, to pay all expenses incurred by Bank in connection therewith, including expenses of accounting, correspondence, collection efforts, reporting to account or contract debtors, filing, recording, record keeping  and expenses incidental thereto.

8.                                      POWERS OF BANK.  Debtor appoints Bank its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Bank’s officers and employees, or any of them (a) whether or not Debtor is in default, to make debits to or withdrawals from the Account in accordance with the Loan Document or this Agreement; (b) following the occurrence of an Event of Default, to perform any obligation of Debtor hereunder in Debtor’s name or otherwise; and (c) to do all acts and things and execute all documents in the name of Debtor or otherwise, deemed by Bank as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder.

9.                                      EVENTS OF DEFAULT.  The occurrence of any of the following shall constitute an “Event of Default” under this Agreement: (a) any default in the payment or performance of any obligation, or any defined event of default, under the Loan Document or any contract or instrument evidencing, relating to or executed in connection with the Secured Obligations; (b) any representation or warranty made by Debtor herein shall prove to be incorrect, false or misleading in any material respect when made; (c) Debtor shall fail to observe or perform any obligation or agreement contained herein; and (d) any impairment of the rights of Bank in any Collateral.

10.                               REMEDIES.  Upon the occurrence of any Event of Default, Bank shall have all rights, powers, privileges and remedies granted to a secured party upon default under the California Uniform Commercial Code or otherwise provided by law.  All rights, powers, privileges and remedies of Bank shall be cumulative.  No delay, failure or discontinuance of Bank in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy.  Any waiver, permit, consent or approval of any kind by Bank of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.  While an Event of Default exists: (a) Debtor will not dispose of any Collateral except on terms approved by Bank and (b) Bank may, at any time and at Bank’s sole option, liquidate the Collateral and apply the proceeds thereof to payment of the Secured Obligations, whether or not deposits have matured and notwithstanding the fact that such liquidation may give rise to penalties for early withdrawal of funds.

11.                               DISPOSITION OF COLLATERAL AND PROCEEDS; TRANSFER OF SECURED OBLIGATIONS.  In disposing of Collateral hereunder, any proceeds of any disposition of Collateral or any part thereof, may be applied by Bank to the payment of expenses incurred by Bank in connection with the foregoing, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of Bank’s in-house counsel), and the balance of such proceeds may be applied by Bank toward the payment of the Secured Obligations in such order of application as Bank may from time to time elect.  Upon the transfer of all or any part of the Secured Obligations, Bank may transfer all or any part of the Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Bank hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral not so transferred Bank shall retain all rights, powers, privileges and remedies herein given.

12.                               STATUTE OF LIMITATIONS.  Until all Secured Obligations shall have been paid in full and all commitments by Bank to extend credit to Debtor have been terminated, the power of sale or other disposition and all other rights, powers, privileges and remedies granted to Bank hereunder shall continue to exist and may be exercised by Bank at any time and from time to time irrespective of the fact that the Secured Obligations or any part thereof may have become barred by any statute of limitations, or that the personal liability of Debtor may have ceased, unless such liability shall have ceased due to the payment in full of all Secured Obligations.

13.                               PAYMENT OF CHARGES, LIENS AND ASSESSMENTS.  Debtor agrees to pay, prior to delinquency, all charges, liens and assessments against the Collateral and the Account, and upon the failure of Debtor to do so, Bank at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.  Any such payments made by Bank shall be obligations of Debtor to Bank, due and payable immediately upon demand, together with interest at a rate determined in accordance with the provisions of this Agreement, and shall be secured by the Collateral, subject to all terms and conditions of this Agreement.

14.                               MISCELLANEOUS.  When there is more than one Debtor named herein:  (a) the word “Debtor” shall mean all or any one or more of them as the context requires; (b) the obligations of each Debtor hereunder are joint and several; and (c) until all Secured Obligations shall have been paid in full, no Debtor shall have any right of subrogation or contribution, and each Debtor hereby waives any benefit of or right to participate in any of the Collateral or any other security now or hereafter held by Bank.  Debtor hereby waives any right to require Bank to (i) proceed against Debtor or any other person, (ii) proceed against or exhaust any security from Debtor or any other person, (iii) perform any obligation of Debtor with respect to any Collateral, and (iv) make any presentment or demand, or give any notice of nonpayment or nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any Collateral.  Debtor further waives any right to direct the application of payments or security for any Secured Obligations.

15.                               NOTICES.  All notices, requests and demands required under this Agreement must be in writing, addressed to Bank at the address specified in any other loan documents entered into between Debtor and Bank and to Debtor at the address of its chief executive office (or principal residence, if applicable) specified below or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (a) if personally delivered, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

16.                               COSTS, EXPENSES AND ATTORNEYS’ FEES.  Debtor shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of Bank’s in-house counsel), expended or incurred by Bank in exercising any right, power, privilege or remedy conferred by this Agreement or in the enforcement thereof, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Debtor or in any way affecting any of the Collateral or Bank’s ability to exercise any of its rights or remedies with respect thereto.  All of the foregoing shall be paid by Debtor with interest from the date of demand until paid in full at a rate per annum equal to the greater of 10 percent or Bank’s Prime Rate in effect from time to time.

17.                               INDEMNIFICATION.  Debtor shall indemnify, defend, and hold Bank and its officers, directors, agents, partners, members, controlling entities, and employees, (collectively, “Bank Indemnities”) harmless from and against any liability, claim, cost, loss, judgment, damage or expense (including reasonable attorneys’ fees and expenses) that Bank Indemnities incur or suffer as a result of or arising out this Agreement.

18.                               SUCCESSORS; ASSIGNS; AMENDMENT.  This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties, and may be amended or modified only in writing signed by Bank and Debtor, provided, however, that Debtor’s rights and obligations hereunder may not be assigned or delegated by Debtor without the prior written consent of Bank.

19.                               SEVERABILITY OF PROVISIONS.  If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

20.                               GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of California.

21.                               OBLIGATIONS OF MARRIED PERSONS.  Any married person who signs this Agreement as Debtor hereby expressly agrees that recourse may be had against his or her separate property for all his or her Indebtedness to Bank secured by the Collateral under this Agreement. Debtor warrants that Debtor is an organization registered under the laws of the State of California.

Debtor warrants that its chief executive office (or principal residence, if applicable) is located at the following address:  2401 E Katella Avenue, Suite 300, Anaheim, California 92806.

IN WITNESS WHEREOF, this Agreement has been duly executed as of April 1, 2013.

WILLDAN GROUP, INC.

By:	/s/ Kimberly D. Gant
Kimberly D. Gant
Senior Vice President/Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Razia Damji
Razia Damji, Vice President